FirstMerit Corporation Reports Third Quarter 2015 EPS Results

Exhibit 99.1

FOR IMMEDIATE RELEASE

FirstMerit Corporation
Analyst: Thomas O’Malley/Investor Relations Officer
Phone: 330.384.7109
Media Contact: Robert Townsend/Media Relations Officer
Phone: 330.384.7075
FirstMerit Reports Third Quarter 2015 EPS of $0.34 Per Share
Quarterly Highlights include:

•	Profitability Sustained: 66th consecutive quarter of profitability.

•	Loan growth continued: Total loan growth of $94.2 million, or 0.60% from the prior quarter.

•	Credit quality remained solid: Net charge-offs to average originated loans of 0.24%.

•	Balance sheet remained strong: Strong tangible common equity ratio[1] at 8.31%.

Akron, Ohio (October 27, 2015) - FirstMerit Corporation (Nasdaq: FMER) (the "Corporation") reported third quarter 2015 net income of $59.0 million, or $0.34 per diluted share. This compares with $56.6 million, or $0.33 per diluted share, for the second quarter 2015 and $63.9 million, or $0.37 per diluted share, for the third quarter 2014.

“FirstMerit’s third quarter financial performance reflects success in our strategic focus on profitable organic growth across our markets. This past quarter we increased both our originated commercial and consumer loan portfolios while maintaining disciplined credit management. We also lowered expenses over the prior quarter and improved our efficiency ratio. Additionally, our solid results this past quarter supported a 6.25% increase in the quarterly dividend, which we announced in August,” said Paul Greig, Chairman, President and CEO of FirstMerit Corporation.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

Earnings Summary

				Change 3Q 2015 vs.
	2015	2015	2014	2015	2014
(Dollars in thousands, except per share amounts)	3rd qtr	2nd qtr	3rd qtr	2nd qtr	3rd qtr
Net interest income TE [1]	$189,119	$189,018	$197,644	0.05%	(4.31)%
Diluted earnings per common share	0.34	0.33	0.37	3.03	(8.11)

Net interest margin on TE basis[1]	3.33%	3.39%	3.60%
Return on average assets	0.93	0.90	1.03
Return on average common equity	8.05	7.85	9.03
Return on average tangible common equity [1]	11.69	11.44	13.41

The increase in net interest income TE compared to the second quarter 2015 was attributable to higher earning assets and an additional day in the current quarter, partially offset by lower interest income on acquired and FDIC acquired loans. The net interest margin in the third quarter of 2015 declined six basis points over the prior quarter primarily from runoff in the acquired and FDIC acquired portfolios and slightly lower yields on the investment portfolio. Originated portfolio yields increased in the third quarter 2015 primarily due to an increased mix of consumer loans.

Loans

Average originated loans were $13.5 billion during the third quarter 2015, an increase of $435.3 million, or 3.32%, compared with the second quarter 2015, and an increase of $1.7 billion, or 14.51%, compared with the third quarter 2014. The loan growth was driven primarily by installment loans. Average originated installment loans increased $198.9 million, or 7.60%, compared with the prior quarter, and increased $646.0 million, or 29.75%, compared with the year-ago quarter. This growth is a result of introducing recreational lending into the Corporation's legacy markets and expanding indirect auto lending into Michigan and Wisconsin. Average originated commercial loans also increased $177.3 million, or 2.08%, compared with the prior quarter, and increased $822.6 million, or 10.46%, compared with the year-ago quarter.

Deposits

Average deposits were $20.0 billion during the third quarter 2015, an increase of $274.9 million, or 1.40%, compared with the second quarter 2015, and an increase of $425.8 million, or 2.18%, compared with the third quarter 2014. Average core deposits were $17.7 billion during the third quarter 2015, or 88.85% of total average deposits, an increase of $338.1 million, or 1.94%, compared with the second quarter 2015 and an increase of $535.8 million, or 3.12%, compared with the third quarter 2014. Partially offsetting the increases in average core deposits was a decrease in average time deposits of $63.1 million, or 2.76%, and $110.0 million, or 4.71%, over the prior and year-ago quarters, respectively.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

Noninterest Income

				Change 3Q 2015 vs.
	2015	2015	2014	2015	2014
(Dollars in thousands)	3rd qtr	2nd qtr	3rd qtr	2nd qtr	3rd qtr
Trust department income	$10,948	$10,820	$10,300	1.18%	6.29%
Service charges on deposits	17,295	16,704	18,684	3.54	(7.43)
Credit card fees	13,939	14,124	13,754	(1.31)	1.35
ATM and other service fees	6,518	6,345	6,182	2.73	5.44
Bank owned life insurance income	4,622	3,697	4,218	25.02	9.58
Investment services and insurance	4,032	3,871	3,606	4.16	11.81
Investment securities gains/(losses), net	41	567	14	(92.77)	192.86
Loan sales and servicing income	2,414	3,276	4,740	(26.31)	(49.07)
Other operating income	11,617	7,178	8,235	61.84	41.07
Total noninterest income	$71,426	$66,582	$69,733	7.28%	2.43%

Noninterest income, excluding net securities gains, as a percentage of net revenue[1]	27.40%	25.88%	26.08%

Noninterest income, excluding gains and losses on securities transactions1, for the third quarter 2015 was $71.4 million, an increase of $5.4 million, or 8.13%, from the second quarter 2015 and an increase of $1.7 million, or 2.39%, from the third quarter 2014. Fee based income increased across multiple areas including wealth management, treasury management, and service charges on deposits accounts. Loan sales and servicing income decreased from the prior quarter primarily due to interest rate fluctuations that negatively impacted the value of the mortgage servicing rights. Other operating income increased over the prior quarter as a result of higher loan commitment fees, fees on interest rate swaps, and income on resolution of FDIC acquired loans. Additionally, other operating income in the prior quarter was reduced by $1.8 million from losses on branch closures.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

Noninterest Expense

				Change 3Q 2015 vs.
	2015	2015	2014	2015	2014
(Dollars in thousands)	3rd qtr	2nd qtr	3rd qtr	2nd qtr	3rd qtr
Salaries and wages	$68,775	$67,485	$71,769	1.91%	(4.17)%
Pension and employee benefits	16,997	18,535	18,824	(8.30)%	(9.71)%
Net occupancy expense	13,540	13,727	13,887	(1.36)%	(2.50)%
Equipment expense	12,235	12,592	12,188	(2.84)%	0.39%
Taxes, other than federal income taxes	2,003	2,032	1,286	(1.43)%	55.75%
Stationary, supplies and postage	3,304	3,370	3,723	(1.96)%	(11.25)%
Bankcard, loan processing and other costs	12,335	12,461	11,151	(1.01)%	10.62%
Advertising	4,278	3,103	3,942	37.87%	8.52%
Professional services	5,154	5,358	5,270	(3.81)%	(2.20)%
Telephone	2,480	2,599	2,831	(4.58)%	(12.40)%
Amortization of intangibles	2,598	2,598	2,933	—%	(11.42)%
FDIC expense	5,234	5,077	2,988	3.09%	75.17%
Other operating expenses	11,809	12,737	12,353	(7.29)%	(4.40)%
Total noninterest expense	$160,742	$161,674	$163,145	(0.58)%	(1.47)%

Efficiency ratio[1]	60.71%	62.37%	59.92%

Noninterest expense for the third quarter 2015 was $160.7 million, a decrease of $0.9 million, or 0.58%, from the second quarter 2015, and a decrease of $2.4 million, or 1.47%, from the third quarter 2014. Salaries and wages and employee benefits were down $4.8 million, or 5.3%, compared with the year ago-period reflecting 341, or 7.9%, fewer full time equivalent employees. Compared to the second quarter of 2015, salaries and wages increased $1.3 million, or 1.91%, reflecting the impact of merit increases and an additional day in the current quarter.

Provision for Income Taxes

The effective tax rate was 27.80% for the third quarter 2015, compared with 30.19% for the second quarter 2015, and 29.76% for the third quarter 2014.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

Asset Quality (excluding acquired loans and covered assets)

Due to the impact of business combination accounting and protection against credit risk from FDIC loss sharing agreements, acquired loans and covered assets are excluded from the asset quality discussion to provide for improved comparability to prior periods and better perspective into asset quality trends. Acquired loans are recorded at fair value at the date of acquisition with no allowance brought forward in accordance with business combination accounting. Impaired acquired and covered loans are considered to be performing due to the application of the accretion method under the applicable accounting guidance.

				Change 3Q 2015 vs.
	2015	2015	2014	2015	2014
(Dollars in thousands)	3rd qtr	2nd qtr	3rd qtr	2nd qtr	3rd qtr
Net charge-offs	$8,029	$6,672	$5,929	20.34%	35.42%
Net charge-offs on average originated loans	0.24%	0.20%	0.20%
Nonperforming loans at period end	$47,036	$55,142	$34,617	(14.70)%	19.62%
Nonperforming assets at period end	$107,058	$117,311	$63,119	(8.74)%	69.61%
Allowance for loan losses	104,055	101,682	90,883	2.33%	14.49%
Allowance for loan losses to nonperforming loans	221.22%	184.40%	231.13%
Provision for originated loan losses	$10,402	$10,809	$4,862	(3.77)%	113.94%

Nonperforming assets totaled $107.1 million at September 30, 2015, a decrease of $10.3 million, or 8.74%, compared with June 30, 2015 and an increase of $43.9 million, or 69.61%, compared with September 30, 2014. Nonperforming assets at September 30, 2015 represented 0.78% of period-end originated loans plus noncovered other real estate compared with 0.87% at June 30, 2015 and 0.52% at September 30, 2014. Included in nonperforming assets as of September 30, 2015 and June 30, 2015 were $40.0 million and $42.0 million, respectively, of OREO no longer covered by FDIC loss share agreements.

The allowance for originated loan losses totaled $104.1 million at September 30, 2015. At September 30, 2015, the allowance for originated loan losses was 0.76% of period-end originated loans, compared with 0.76% at June 30, 2015 and 0.75% at September 30, 2014. The allowance for originated loan losses at September 30, 2015 compared to June 30, 2015 increased by $2.4 million and increased by $13.2 million compared to September 30, 2014. The allowance for credit losses is the sum of the allowance for originated loan losses and the reserve for unfunded lending commitments. The allowance for credit losses was 0.79% of period end originated loans at September 30, 2015, compared with 0.79% at June 30, 2015 and 0.81% at September 30, 2014. The allowance for credit losses to nonperforming loans was 228.82% at September 30, 2015, compared with 191.48% at June 30, 2015 and 248.85% at September 30, 2014.

Capital

Shareholders’ equity was $2.9 billion, $2.9 billion and $2.8 billion as of September 30, 2015, June 30, 2015, and September 30, 2014, respectively. The Corporation maintained a strong capital position as tangible common equity1 to assets was 8.31% at September 30, 2015, compared with 8.09% at June 30, 2015 and 8.01% at September 30, 2014. The common share cash dividend paid in the third quarter 2015 was $0.17 per share, an increase of $0.01 per share, or 6.25%, from the prior quarter.

1 - See Non-GAAP Financial Measures section of this release for a reconciliation to financial measures as defined by GAAP.

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

On January 1, 2015, the Corporation became subject to the Basel III capital framework and standardized approach for calculating risk-weighted assets. At September 30, 2015, Basel III capital ratios on a transitional basis remain well in excess of applicable regulatory requirements, with a total risk-based capital ratio of 13.71%, and a common equity tier 1 risk-based capital ratio of 10.58%.

Non-GAAP Financial Measures

In addition to results presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this news release contains certain non-GAAP financial information and performance measures. The Corporation's management uses these non-GAAP financial measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations of the Corporation and enhance comparability of results with prior periods, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. The Corporation believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. The Corporation's management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Corporation's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The Corporation evaluates its net interest income on a fully taxable-equivalent basis, a non-GAAP financial measure. The Corporation believes managing the business with net interest income on a fully taxable-equivalent basis provides a more accurate picture of the interest margin for comparative purposes. Total revenue, net of interest expense, includes net interest income on a fully taxable-equivalent basis and noninterest income excluding gains and losses on the sale of securities. The Corporation views related ratios and analysis (i.e., efficiency ratios) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax-exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. For purposes of this calculation, the Corporation uses the federal statutory tax rate of 35 percent. This measure ensures comparability of net interest income arising from taxable and tax-exempt sources.

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets. Return on average tangible common shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets. Return on average tangible shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

The following tables provide reconciliations of these non-GAAP measures to financial measures defined by GAAP.

Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis
		Quarters
(unaudited)		2015	2015	2015	2014	2014
(Dollars in thousands)		3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Net interest income (GAAP)		$185,323	$185,118	$185,623	$192,511	$193,578
Plus:	Fully taxable-equivalent adjustment	3,796	3,900	3,931	3,998	4,066
Net interest income on a fully taxable-equivalent basis (non-GAAP)		189,119	189,018	189,554	196,509	197,644
Average earning assets		22,548,977	22,352,721	22,100,417	21,920,889	21,804,243
Net interest margin on a fully taxable-equivalent basis (non-GAAP)		3.33%	3.39%	3.48%	3.56%	3.60%

Reconciliation of noninterest income and noninterest expense to adjusted noninterest income and adjusted noninterest expense
		Quarters
(unaudited)		2015	2015	2015	2014	2014
(Dollars in thousands)		3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Noninterest expense (GAAP)		$160,742	$161,674	$160,652	$165,041	$163,145
Less:	Intangible asset amortization	2,598	2,598	2,598	2,933	2,933
Adjusted noninterest expense (non-GAAP)		158,144	159,076	158,054	162,108	160,212
Noninterest income (GAAP)		71,426	66,582	65,847	71,960	69,733
Less:	Securities gains/(losses)	41	567	354	16	14
Adjusted noninterest income (non-GAAP)		71,385	66,015	65,493	71,944	69,719
Net interest income on a fully taxable-equivalent basis (non-GAAP)		189,119	189,018	189,554	196,509	197,644
Adjusted revenue (non-GAAP)		260,504	255,033	255,047	268,453	267,363
Efficiency ratio (non-GAAP)		60.71%	62.37%	61.97%	60.39%	59.92%

Reconciliation of shareholders' equity to tangible common equity, and total assets to tangible assets
		Quarters
(unaudited)		2015	2015	2015	2014	2014
(Dollars in thousands, except per share amounts)		3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Shareholders’ equity (GAAP)		$2,937,300	$2,887,957	$2,888,786	$2,834,281	$2,820,431
Less:	Preferred stock	100,000	100,000	100,000	100,000	100,000
Common shareholders' equity (non-GAAP)		2,837,300	2,787,957	2,788,786	2,734,281	2,720,431
Less:	Intangible assets	63,226	65,824	68,422	71,020	73,953
	Goodwill	741,740	741,740	741,740	741,740	741,740
Tangible common equity (non-GAAP)		2,032,334	1,980,393	1,978,624	1,921,521	1,904,738
Total assets (GAAP)		$25,246,917	$25,297,014	$25,118,120	$24,902,347	$24,608,207
Less:	Intangible assets	63,226	65,824	68,422	71,020	73,953
	Goodwill	741,740	741,740	741,740	741,740	741,740
Tangible assets (non-GAAP)		$24,441,951	$24,489,450	$24,307,958	$24,089,587	$23,792,514
Period end common shares		165,759	165,773	165,453	165,390	165,384
Tangible book value per common share		$12.26	$11.95	$11.96	$11.62	$11.52
Tangible common equity to tangible assets ratio (non-GAAP)		8.31%	8.09%	8.14%	7.98%	8.01%

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

Subsequent Events

The Corporation is required under GAAP to evaluate subsequent events through the filing of its consolidated financial statements for the quarter ended September 30, 2015 on Form 10-Q. As a result, the Corporation will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of September 30, 2015 and will adjust amounts preliminarily reported, if necessary.

Third Quarter 2015 Conference Call

FirstMerit (Nasdaq: FMER) senior management will host an earnings conference call today at 11:00 a.m. (Eastern Time) to provide an overview of third quarter results and highlights. To participate in the conference call, please dial (888) 708-5710 ten minutes before start time and provide the reservation number: 823849.

A replay of the conference call will be available at approximately 2:00 p.m. (Eastern Time) on October 27, 2015 through November 10, 2015 by dialing (888) 203-1112, and entering the PIN: 823849. The Corporation will provide a slide presentation, which management will speak to during the conference call. A copy of the presentation will be available at https://www.firstmerit.com/about-us/investors/index.html; click on the Presentations link to access the slide presentation.

About FirstMerit Corporation

FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of approximately $25.2 billion as of September 30, 2015, and 367 banking offices and 399 ATM locations in Ohio, Michigan, Wisconsin, Illinois and Pennsylvania. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal affiliates include: FirstMerit Bank, N.A. and FirstMerit Mortgage Corporation.

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements, and those risk factors detailed in the Corporation's periodic reports filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Consolidated Financial Highlights
(Unaudited)			Quarters
(Dollars in thousands, except per share amounts)	2015	2015	2015	2014	2014
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
EARNINGS
Net interest income TE (1)	$189,119	$189,018	$189,554	$196,509	$197,644
TE adjustment (1)	3,796	3,900	3,931	3,998	4,066
Provision for originated loan losses	10,402	10,809	6,036	8,662	4,862
Provision/(recapture) for acquired loan losses	144	(952)	2,214	3,407	4,411
Provision/(recapture) for FDIC acquired loan losses	3,729	(891)	(2)	1,228	(81)
Noninterest income	71,426	66,582	65,847	71,960	69,733
Noninterest expense	160,742	161,674	160,652	165,041	163,145
Net income	59,012	56,584	57,139	61,079	63,898
Diluted EPS (3)	0.34	0.33	0.33	0.36	0.37
PERFORMANCE RATIOS
Return on average assets (ROA)	0.93%	0.90%	0.93%	0.98%	1.03%
Return on average equity (ROE)	8.05%	7.85%	8.08%	8.50%	9.03%
Return on average tangible common equity (1)	11.69%	11.44%	11.85%	12.52%	13.41%
Net interest margin TE (1)	3.33%	3.39%	3.48%	3.56%	3.60%
Efficiency ratio (1)	60.71%	62.37%	61.97%	60.39%	59.92%
Number of full-time equivalent employees	3,961	4,017	4,103	4,273	4,302
MARKET DATA
Book value per common share	$17.72	$17.42	$17.46	$17.14	$17.05
Tangible book value per common share (1)	12.26	11.95	11.96	11.62	11.52
Period end common share market value	17.67	20.83	19.06	18.89	17.62
Market as a % of book	100%	120%	109%	110%	103%
Cash dividends per common share	$0.17	$0.16	$0.16	$0.16	$0.16
Common Stock dividend payout ratio	50.00%	48.48%	48.48%	44.44%	43.24%
Average basic common shares	165,762	165,736	165,411	165,395	165,389
Average diluted common shares	166,058	166,277	166,003	165,974	165,804
Period end common shares	165,759	165,773	165,453	165,390	165,384
Common shares repurchased	20	211	66	15	10
Common Stock market capitalization	$2,928,962	$3,453,052	$3,153,534	$3,124,217	$2,914,066
ASSET QUALITY (excluding acquired, FDIC acquired loans and covered OREO) (2)
Gross charge-offs	$13,398	$11,298	$8,567	$9,205	$11,410
Net charge-offs	8,029	6,672	4,187	3,849	5,929
Allowance for originated loan losses	104,055	101,682	97,545	95,696	90,883
Reserve for unfunded lending commitments	3,574	3,905	4,330	5,848	6,966
Nonperforming assets (NPAs)	107,058	117,311	68,606	55,038	63,119
Net charge-offs to average loans ratio	0.24%	0.20%	0.13%	0.12%	0.20%
Allowance for originated loan losses to period-end loans	0.76%	0.76%	0.76%	0.77%	0.75%
Allowance for credit losses to period-end loans	0.79%	0.79%	0.79%	0.81%	0.81%
NPAs to loans and other real estate	0.78%	0.87%	0.53%	0.44%	0.52%
Allowance for originated loan losses to nonperforming loans	221.22%	184.40%	211.66%	276.44%	231.13%
Allowance for credit losses to nonperforming loans	228.82%	191.48%	221.06%	293.34%	248.85%
CAPITAL & LIQUIDITY
Period end tangible common equity to assets (1)	8.31%	8.09%	8.14%	7.98%	8.01%
Average equity to assets	11.54%	11.51%	11.51%	11.55%	11.42%
Average equity to total loans	18.48%	18.59%	18.60%	18.67%	18.58%
Average total loans to deposits	78.91%	79.06%	77.86%	78.47%	77.36%
AVERAGE BALANCES
Assets	$25,217,856	$25,129,859	$24,905,094	$24,664,987	$24,583,776
Deposits	19,957,586	19,682,662	19,788,925	19,450,647	19,531,800
Originated loans	13,528,268	13,092,972	12,689,791	12,306,171	11,814,314
Acquired loans, including FDIC acquired loans, less loss share receivable	2,219,488	2,468,035	2,717,884	2,956,867	3,295,547
Earning assets	22,548,977	22,352,721	22,100,417	21,920,889	21,804,243
Shareholders' equity	2,909,660	2,892,432	2,866,362	2,849,618	2,807,886
ENDING BALANCES
Assets	$25,246,917	$25,297,014	$25,118,120	$24,902,347	$24,608,207
Deposits	19,821,916	19,673,850	19,925,595	19,504,665	19,366,911
Originated loans	13,648,325	13,355,912	12,856,037	12,493,812	12,071,759
Acquired loans, including FDIC acquired loans, less loss share receivable	2,140,029	2,337,378	2,614,847	2,810,302	3,139,521
Goodwill	741,740	741,740	741,740	741,740	741,740
Intangible assets	63,226	65,824	68,422	71,020	73,953
Earning assets	22,661,171	22,599,272	22,395,343	22,153,552	21,930,840
Total shareholders' equity	2,937,300	2,887,957	2,888,786	2,834,281	2,820,431
NOTES:

(1) Represents a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures section of this press release for a reconciliation to GAAP financial measures.
(2) Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired and FDIC acquired loans and covered OREO are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends. George Washington and Midwest non-single family loss share agreements with the FDIC

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

expired at March 31, 2015 and June 30, 2015, respectively. As of September 30, 2015, $85.9 million of FDIC acquired loans remained covered by single family loss share agreements, providing considerable protection against credit risk.
(3) Net income used to determine diluted EPS was reduced by the cash dividends payable on the Corporation's 5.875% Non-Cumulative Perpetual Preferred Stock, Series A of approximately $1.5 million in each of the quarters presented.

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)	September 30,	December 31,	September 30,
(Unaudited, except December 31, 2014, which is derived from the audited financial statements)	2015	2014	2014
ASSETS
Cash and due from banks	$357,397	$480,998	$429,699
Interest-bearing deposits in banks	54,190	216,426	55,629
Total cash and cash equivalents	411,587	697,424	485,328
Investment securities:
Held-to-maturity	2,728,638	2,903,609	3,002,262
Available-for-sale	3,925,724	3,545,288	3,462,990
Other investments	147,955	148,654	148,421
Loans held for sale	5,384	13,428	19,512
Loans	15,799,280	15,326,147	15,242,026
Allowance for loan losses	(153,450)	(143,649)	(140,077)
Net loans	15,645,830	15,182,498	15,101,949
Premises and equipment, net	311,129	332,297	318,690
Goodwill	741,740	741,740	741,740
Intangible assets	63,226	71,020	73,953
Covered other real estate	1,986	49,641	51,434
Accrued interest receivable and other assets	1,263,718	1,216,748	1,201,928
Total assets	$25,246,917	$24,902,347	$24,608,207
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$5,865,255	$5,786,662	$5,535,886
Interest-bearing	3,335,190	3,028,888	3,043,952
Savings and money market accounts	8,380,921	8,399,612	8,396,064
Certificates and other time deposits	2,240,550	2,289,503	2,391,009
Total deposits	19,821,916	19,504,665	19,366,911
Federal funds purchased and securities sold under agreements to repurchase	1,208,275	1,272,591	1,273,290
Wholesale borrowings	381,299	428,071	608,463
Long-term debt	508,947	505,192	249,933
Accrued taxes, expenses, and other liabilities	389,180	357,547	289,179
Total liabilities	22,309,617	22,068,066	21,787,776
Shareholders' equity:
5.875% Non-Cumulative Perpetual Preferred stock, Series A, without par value: authorized 115,000 shares; 100,000 issued	100,000	100,000	100,000
Common stock warrant	—	3,000	3,000
Common Stock, without par value; authorized 300,000,000 shares; issued: September 30, 2015, December 31, 2014 and September 30, 2014 - 170,183,515 shares	127,937	127,937	127,937
Capital surplus	1,382,714	1,393,090	1,390,207
Accumulated other comprehensive loss	(50,766)	(71,892)	(49,583)
Retained earnings	1,492,245	1,404,717	1,371,453
Treasury stock, at cost: September 30, 2015 - 4,424,712; December 31, 2014 - 4,793,566 shares; September 30, 2014 - 4,799,239 shares	(114,830)	(122,571)	(122,583)
Total shareholders' equity	2,937,300	2,834,281	2,820,431
Total liabilities and shareholders' equity	$25,246,917	$24,902,347	$24,608,207

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES Period End Loans by Product Type
(Unaudited)	As of September 30, 2015
(In thousands)	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,521,955	$274,552	$38,787	$5,835,294
CRE	2,089,533	497,690	94,531	2,681,754
Construction	619,569	6,172	5,859	631,600
Leases	461,642	—	—	461,642
Total Commercial	8,692,699	778,414	139,177	9,610,290
Mortgage	673,591	341,278	36,362	1,051,231
Installment	2,899,559	611,061	2,156	3,512,776
Home equity	1,212,084	184,211	47,370	1,443,665
Credit card	170,392	—	—	170,392
Total Consumer	4,955,626	1,136,550	85,888	6,178,064
Subtotal	13,648,325	1,914,964	225,065	15,788,354
Loss share receivable	—	—	10,926	10,926
Total loans	13,648,325	1,914,964	235,991	15,799,280
Allowance for loan losses	(104,055)	(4,199)	(45,196)	(153,450)
Net loans	$13,544,270	$1,910,765	$190,795	$15,645,830

	As of June 30, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,471,363	$337,423	$38,138	$5,846,924
CRE	2,138,373	533,945	101,808	2,774,126
Construction	586,894	6,230	5,875	598,999
Leases	436,702	—	—	436,702
Total Commercial	8,633,332	877,598	145,821	9,656,751
Mortgage	653,143	358,559	38,029	1,049,731
Installment	2,720,059	659,348	2,299	3,381,706
Home equity	1,180,802	200,179	55,545	1,436,526
Credit card	168,576	—	—	168,576
Total Consumer	4,722,580	1,218,086	95,873	6,036,539
Subtotal	13,355,912	2,095,684	241,694	15,693,290
Loss share receivable	—	—	11,820	11,820
Total loans	13,355,912	2,095,684	253,514	15,705,110
Allowance for loan losses	(101,682)	(4,950)	(41,627)	(148,259)
Net loans	$13,254,230	$2,090,734	$211,887	$15,556,851

	As of March 31, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,317,897	$420,810	$42,814	$5,781,521
CRE	2,133,017	584,072	127,908	2,844,997
Construction	580,978	6,288	8,825	596,091
Leases	388,873	—	—	388,873
Total Commercial	8,420,765	1,011,170	179,547	9,611,482
Mortgage	639,980	378,192	40,470	1,058,642
Installment	2,500,288	717,693	4,781	3,222,762
Home equity	1,134,238	217,824	65,170	1,417,232
Credit card	160,766	—	—	160,766
Total Consumer	4,435,272	1,313,709	110,421	5,859,402
Subtotal	12,856,037	2,324,879	289,968	15,470,884
Loss share receivable	—	—	20,005	20,005
Total loans	12,856,037	2,324,879	309,973	15,490,889
Allowance for loan losses	(97,545)	(7,493)	(41,514)	(146,552)
Net loans	$12,758,492	$2,317,386	$268,459	$15,344,337

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

	As of December 31, 2014
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,175,201	$449,254	$48,837	$5,673,292
CRE	2,117,118	630,674	153,508	2,901,300
Construction	537,766	6,971	9,262	553,999
Leases	370,179	—	—	370,179
Total Commercial	8,200,264	1,086,899	211,607	9,498,770
Mortgage	625,283	394,484	41,276	1,061,043
Installment	2,393,451	764,168	4,874	3,162,493
Home equity	1,110,336	233,629	73,365	1,417,330
Credit card	164,478	—	—	164,478
Total Consumer	4,293,548	1,392,281	119,515	5,805,344
Subtotal	12,493,812	2,479,180	331,122	15,304,114
Loss share receivable	—	—	22,033	22,033
Total loans	12,493,812	2,479,180	353,155	15,326,147
Allowance for loan losses	(95,696)	(7,457)	(40,496)	(143,649)
Net loans	$12,398,116	$2,471,723	$312,659	$15,182,498

	As of September 30, 2014
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,039,320	$551,489	$56,076	$5,646,885
CRE	2,119,734	710,495	192,746	3,022,975
Construction	467,112	10,260	13,497	490,869
Leases	339,936	—	—	339,936
Total Commercial	7,966,102	1,272,244	262,319	9,500,665
Mortgage	605,998	410,065	43,672	1,059,735
Installment	2,277,533	809,820	5,148	3,092,501
Home equity	1,062,013	252,975	83,278	1,398,266
Credit card	160,113	—	—	160,113
Total Consumer	4,105,657	1,472,860	132,098	5,710,615
Subtotal	12,071,759	2,745,104	394,417	15,211,280
Loss share receivable	—	—	30,746	30,746
Total loans	12,071,759	2,745,104	425,163	15,242,026
Allowance for loan losses	(90,883)	(6,206)	(42,988)	(140,077)
Net loans	$11,980,876	$2,738,898	$382,175	$15,101,949

(1) Loans assumed from Citizens.
(2) Loans acquired in an FDIC-assisted transaction. Certain non-single family loss share agreements with the FDIC expired at March 31, 2015 and June 30, 2015. As of September 30, 2015, $85.9 million of FDIC acquired loans remained covered by single family loss share agreements, providing considerable protection against credit risk.

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
	Three Months Ended
(Unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2015	2015	2015	2014	2014
ASSETS
Cash and cash equivalents	$457,317	$518,820	$563,265	$500,559	$521,210
Investment securities:
Held-to-maturity	2,754,001	2,806,325	2,874,169	2,966,127	3,029,971
Available-for-sale	3,881,959	3,816,827	3,645,057	3,499,528	3,460,312
Other investments	147,961	148,577	148,532	148,636	148,427
Loans held for sale	4,929	3,631	5,478	16,708	17,433
Loans	15,760,127	15,577,361	15,427,181	15,289,890	15,148,100
Less: allowance for loan losses	147,136	146,558	144,363	138,540	140,026
Net loans	15,612,991	15,430,803	15,282,818	15,151,350	15,008,074
Total earning assets	22,548,977	22,352,721	22,100,417	21,920,889	21,804,243
Premises and equipment, net	313,336	320,492	322,431	321,187	317,366
Accrued interest receivable and other assets	2,045,362	2,084,384	2,063,344	2,060,892	2,080,983
TOTAL ASSETS	$25,217,856	$25,129,859	$24,905,094	$24,664,987	$24,583,776
LIABILITIES
Deposits:
Noninterest-bearing	$5,897,768	$5,722,240	$5,728,763	$5,706,631	$5,603,104
Interest-bearing	3,353,541	3,203,836	3,209,285	3,021,188	3,100,904
Savings and money market accounts	8,480,682	8,467,845	8,542,154	8,381,548	8,492,172
Certificates and other time deposits	2,225,595	2,288,741	2,308,723	2,341,280	2,335,620
Total deposits	19,957,586	19,682,662	19,788,925	19,450,647	19,531,800
Federal funds purchased and securities sold under
agreements to repurchase	1,109,924	1,285,920	1,024,863	1,241,948	1,182,507
Wholesale borrowings	377,594	393,379	350,991	450,587	438,941
Long-term debt	497,566	508,744	505,275	350,535	320,387
Total funds	21,942,670	21,870,705	21,670,054	21,493,717	21,473,635
Accrued taxes, expenses and other liabilities	365,526	366,722	368,678	321,652	302,255
Total liabilities	22,308,196	22,237,427	22,038,732	21,815,369	21,775,890
SHAREHOLDERS' EQUITY
Preferred stock	100,000	100,000	100,000	100,000	100,000
Common stock warrant	—	1,385	3,000	3,000	3,000
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	1,380,622	1,382,717	1,393,682	1,391,189	1,388,423
Accumulated other comprehensive loss	(63,402)	(51,571)	(58,025)	(38,827)	(41,963)
Retained earnings	1,479,181	1,447,195	1,422,067	1,388,661	1,352,867
Treasury stock	(114,678)	(115,231)	(122,299)	(122,342)	(122,378)
Total shareholders' equity	2,909,660	2,892,432	2,866,362	2,849,618	2,807,886
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$25,217,856	$25,129,859	$24,905,094	$24,664,987	$24,583,776

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES Average Loans by Product Type (Unaudited)
(In thousands)	Three Months Ended September 30, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,503,191	$291,727	$38,332	$5,833,250
CRE	2,139,943	516,945	96,739	2,753,627
Construction	599,652	6,200	5,916	611,768
Leases	441,513	—	—	441,513
Total Commercial	8,684,299	814,872	140,987	9,640,158
Mortgage	662,909	348,863	36,809	1,048,581
Installment	2,817,221	632,789	2,227	3,452,237
Home equity	1,194,165	190,947	51,994	1,437,106
Credit card	169,674	—	—	169,674
Total Consumer	4,843,969	1,172,599	91,030	6,107,598
Subtotal	13,528,268	1,987,471	232,017	15,747,756
Loss share receivable	—	—	12,371	12,371
Total loans	13,528,268	1,987,471	244,388	15,760,127
Less allowance for loan losses	102,153	4,143	40,840	147,136
Net loans	$13,426,115	$1,983,328	$203,548	$15,612,991

	Three Months ended June 30, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,362,893	$376,541	$42,100	$5,781,534
CRE	2,156,511	554,681	112,035	2,823,227
Construction	579,249	6,258	8,082	593,589
Leases	408,384	—	—	408,384
Total Commercial	8,507,037	937,480	162,217	9,606,734
Mortgage	647,418	367,871	39,438	1,054,727
Installment	2,618,297	688,465	3,823	3,310,585
Home equity	1,156,019	209,185	59,556	1,424,760
Credit card	164,201	—	—	164,201
Total Consumer	4,585,935	1,265,521	102,817	5,954,273
Subtotal	13,092,972	2,203,001	265,034	15,561,007
Loss share receivable	—	—	16,354	16,354
Total loans	13,092,972	2,203,001	281,388	15,577,361
Less allowance for loan losses	98,529	7,434	40,595	146,558
Net loans	$12,994,443	$2,195,567	$240,793	$15,430,803

	Three Months Ended March 31, 2015
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,281,194	$440,103	$45,307	$5,766,604
CRE	2,141,764	606,652	142,101	2,890,517
Construction	556,943	6,846	9,013	572,802
Leases	368,025	—	—	368,025
Total Commercial	8,347,926	1,053,601	196,421	9,597,948
Mortgage	631,761	386,033	40,800	1,058,594
Installment	2,424,956	742,095	4,822	3,171,873
Home equity	1,122,988	224,444	69,669	1,417,100
Credit card	162,160	—	—	162,160
Total Consumer	4,341,865	1,352,572	115,291	5,809,727
Subtotal	12,689,791	2,406,173	311,711	15,407,675
Loss share receivable	—	—	19,506	19,506
Total loans	12,689,791	2,406,173	331,217	15,427,181
Less allowance for loan losses	95,952	8,287	40,124	144,363
Net loans	$12,593,839	$2,397,886	$291,093	$15,282,818

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

	Three Months Ended December 31, 2014
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$5,112,469	$491,419	$49,902	$5,653,790
CRE	2,131,879	672,099	172,327	2,976,305
Construction	490,533	7,018	9,302	506,853
Leases	351,222	—	—	351,222
Total Commercial	8,086,103	1,170,536	231,531	9,488,170
Mortgage	617,803	401,173	42,409	1,061,385
Installment	2,353,599	785,035	4,944	3,143,578
Home equity	1,087,123	242,878	78,361	1,408,362
Credit card	161,543	—	—	161,543
Total Consumer	4,220,068	1,429,086	125,714	5,774,868
Subtotal	12,306,171	2,599,622	357,245	15,263,038
Loss share receivable	—	—	26,852	26,852
Total loans	12,306,171	2,599,622	384,097	15,289,890
Less allowance for loan losses	91,178	6,203	41,159	138,540
Net loans	$12,214,993	$2,593,419	$342,938	$15,151,350

	Three Months Ended September 30, 2014
	Originated Loans	Acquired Loans (1)	FDIC Acquired Loans (2)	Total Loans
C&I	$4,983,014	$610,765	$54,075	$5,647,854
CRE	2,115,834	750,808	202,781	3,069,423
Construction	436,000	11,530	14,443	461,973
Leases	326,840	—	—	326,840
Total Commercial	7,861,688	1,373,103	271,299	9,506,090
Mortgage	594,258	416,417	44,672	1,055,347
Installment	2,171,246	838,687	5,278	3,015,211
Home equity	1,030,256	259,867	86,224	1,376,347
Credit card	156,866	—	—	156,866
Total Consumer	3,952,626	1,514,971	136,174	5,603,771
Subtotal	11,814,314	2,888,074	407,473	15,109,861
Loss share receivable	—	—	38,239	38,239
Total loans	11,814,314	2,888,074	445,712	15,148,100
Less allowance for loan losses	91,888	6,088	42,050	140,026
Net loans	$11,722,426	$2,881,986	$403,662	$15,008,074

(1) Loans assumed from Citizens. No allowance was brought forward on the date of acquisition in accordance with business combination accounting.
(2) Loans acquired in an FDIC-assisted transaction. Includes non-single family loans for which the loss share agreement expired on March 31, 2015 and June 30, 2015.

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBIDARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
Fully Tax-equivalent Interest Rates and Interest Differential

	Three months ended			Three months ended			Three months ended
	September 30, 2015			June 30, 2015			September 30, 2014
(Unaudited)	Average		Average	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate
ASSETS
Cash and cash equivalents	$457,317			$518,820			$521,210
Investment securities and federal funds sold:
U.S. treasury securities and U.S. government agency obligations (taxable)	5,474,222	$27,507	1.99%	5,452,598	$27,098	1.99%	5,276,354	$26,502	1.99%
Obligations of states and political subdivisions (tax exempt)	737,323	8,245	4.44%	724,653	8,443	4.67%	776,376	8,734	4.46%
Other securities and federal funds sold	572,376	5,134	3.56%	594,478	5,077	3.43%	585,980	5,571	3.77%
Total investment securities and federal funds sold	6,783,921	40,886	2.39%	6,771,729	40,618	2.41%	6,638,710	40,807	2.44%
Loans held for sale	4,929	66	5.31%	3,631	46	5.08%	17,433	154	3.50%
Loans, including loss share receivable (2)	15,760,127	162,903	4.10%	15,577,361	162,610	4.19%	15,148,100	171,302	4.49%
Total earning assets	22,548,977	$203,855	3.59%	22,352,721	$203,274	3.65%	21,804,243	$212,263	3.86%
Total allowance for loan losses	(147,136)			(146,558)			(140,026)
Other assets	2,358,698			2,404,876			2,398,349
Total assets	$25,217,856			$25,129,859			$24,583,776
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$5,897,768	$—	—%	$5,722,240	$—	—%	$5,603,104	$—	—%
Interest-bearing	3,353,541	750	0.09%	3,203,836	783	0.10%	3,100,904	755	0.10%
Savings and money market accounts	8,480,682	5,639	0.26%	8,467,845	5,588	0.26%	8,492,172	5,570	0.26%
Certificates and other time deposits	2,225,595	2,757	0.49%	2,288,741	2,510	0.44%	2,335,620	2,846	0.48%
Total deposits	19,957,586	9,146	0.18%	19,682,662	8,881	0.18%	19,531,800	9,171	0.19%
Securities sold under agreements to repurchase	1,109,924	254	0.09%	1,285,920	329	0.10%	1,182,507	268	0.09%
Wholesale borrowings	377,594	1,171	1.23%	393,379	1,129	1.15%	438,941	1,397	1.26%
Long-term debt	497,566	4,165	3.32%	508,744	3,917	3.09%	320,387	3,783	4.68%
Total interest-bearing liabilities	16,044,902	14,736	0.36%	16,148,465	14,256	0.35%	15,870,531	14,619	0.37%
Other liabilities	365,526			366,722			302,255
Shareholders' equity	2,909,660			2,892,432			2,807,886
Total liabilities and shareholders' equity	$25,217,856			$25,129,859			$24,583,776
Net yield on earning assets	$22,548,977	$189,119	3.33%	$22,352,721	$189,018	3.39%	$21,804,243	$197,644	3.60%
Interest rate spread			3.23%			3.30%			3.50%

(1) The net yield on earning assets is calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal and/or state income taxes. As such, these tax-exempt securities typically yield lower returns than taxable securities. To provide more meaningful comparisons of net interest margins for all earning assets, net interest income on a taxable-equivalent basis is used in calculating net interest margin by increasing the interest earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under U.S. generally accepted accounting principles in the Consolidated Statements of Income. The taxable-equivalent adjustments to net interest income were $3.8 million, $3.9 million, and $4.1 million for the three months ended September 30, 2015, June 30, 2015, and September 30, 2014, respectively.
(2) Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBIDARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
Fully Tax-equivalent Interest Rates and Interest Differential

	Nine Months Ended			Nine Months Ended
	September 30, 2015			September 30, 2014
(Unaudited)	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest (1)	Rate	Balance	Interest (1)	Rate
ASSETS
Cash and cash equivalents	$512,746			$712,490
Investment securities and federal funds sold:
U.S. treasury securities and U.S. government agency obligations (taxable)	5,419,377	$81,365	2.01%	5,244,238	$79,162	2.02%
Obligations of states and political subdivisions (tax exempt)	731,726	25,835	4.72%	761,461	26,100	4.58%
Other securities and federal funds sold	590,458	15,401	3.49%	587,622	17,185	3.91%
Total investment securities and federal funds sold	6,741,561	122,601	2.43%	6,593,321	122,447	2.48%
Loans held for sale	4,678	169	4.83%	11,517	302	3.51%
Loans, including loss share receivable (2)	15,589,444	487,805	4.18%	14,756,994	515,757	4.67%
Total earning assets	22,335,683	$610,575	3.65%	21,361,832	$638,506	4.00%
Total allowance for loan losses	(146,029)			(141,766)
Other assets	2,381,209			2,405,097
Total assets	$25,083,609			$24,337,653
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$5,783,542	$—	—%	$5,536,306	$—	—%
Interest-bearing	3,256,082	2,300	0.09%	3,071,220	2,236	0.10%
Savings and money market accounts	8,496,668	16,774	0.26%	8,589,882	16,605	0.26%
Certificates and other time deposits	2,274,049	7,444	0.44%	2,357,241	8,319	0.47%
Total deposits	19,810,341	26,518	0.18%	19,554,649	27,160	0.19%
Securities sold under agreements to repurchase	1,140,547	826	0.10%	1,031,483	697	0.09%
Wholesale borrowings	374,085	3,459	1.24%	363,422	3,917	1.44%
Long-term debt	502,578	12,081	3.21%	323,068	11,566	4.79%
Total interest-bearing liabilities	16,044,009	42,884	0.36%	15,736,316	43,340	0.37%
Other liabilities	366,414			294,936
Shareholders' equity	2,889,644			2,770,095
Total liabilities and shareholders' equity	$25,083,609			$24,337,653
Net yield on earning assets	$22,335,683	$567,691	3.40%	$21,361,832	$595,166	3.73%
Interest rate spread			3.29%			3.63%

(1) The net yield on earning assets is calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal and/or state income taxes. As such, these tax-exempt securities typically yield lower returns than taxable securities. To provide more meaningful comparisons of net interest margins for all earning assets, net interest income on a taxable-equivalent basis is used in calculating net interest margin by increasing the interest earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles in the Consolidated Statements of Income. The taxable-equivalent adjustments to net interest income were $11.6 million and $12.1 million for the nine months ended September 30, 2015 and 2014, respectively.
(2) Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
	(Unaudited)	Three Months Ended		Nine Months Ended
	(In thousands, except per share amounts)	September 30,		September 30,
		2015	2014	2015	2014
	Interest income:
	Loans and loans held for sale	$162,204	$170,648	$485,615	$513,678
	Investment securities:
	Taxable	32,641	32,072	96,766	96,347
	Tax-exempt	5,214	5,477	16,567	16,372
	Total investment securities interest	37,855	37,549	113,333	112,719
	Total interest income	200,059	208,197	598,948	626,397
	Interest expense:
	Deposits:
	Interest-bearing	750	755	2,300	2,236
	Savings and money market accounts	5,639	5,570	16,774	16,605
	Certificates and other time deposits	2,757	2,846	7,444	8,319
	Federal funds purchased and securities sold under agreements to repurchase	254	268	826	697
	Wholesale borrowings	1,171	1,397	3,459	3,917
	Long-term debt	4,165	3,783	12,081	11,566
	Total interest expense	14,736	14,619	42,884	43,340
	Net interest income	185,323	193,578	556,064	583,057
	Provision for loan losses	14,275	9,192	31,489	38,982
	Net interest income after provision for loan losses	171,048	184,386	524,575	544,075
	Noninterest income:
	Trust department income	10,948	10,300	31,917	30,118
	Service charges on deposits	17,295	18,684	49,667	53,860
	Credit card fees	13,939	13,754	40,712	39,361
	ATM and other service fees	6,518	6,182	18,962	17,998
	Bank owned life insurance income	4,622	4,218	11,911	11,840
	Investment services and insurance	4,032	3,606	11,607	10,974
	Investment securities gains/(losses), net	41	14	962	150
	Loan sales and servicing income	2,414	4,740	7,290	12,932
	Other operating income	11,617	8,235	30,827	32,331
	Total noninterest income	71,426	69,733	203,855	209,564
	Noninterest expenses:
	Salaries, wages, pension and employee benefits	85,772	90,593	262,318	269,071
	Net occupancy expense	13,540	13,887	43,221	45,248
	Equipment expense	12,235	12,188	35,852	36,366
	Stationery, supplies and postage	3,304	3,723	10,202	11,820
	Bankcard, loan processing and other costs	12,335	11,151	35,935	33,795
	Professional services	5,154	5,270	14,522	15,373
	Amortization of intangibles	2,598	2,933	7,794	8,802
	FDIC insurance expense	5,234	2,988	15,478	14,492
	Other operating expense	20,570	20,412	57,746	64,911
	Total noninterest expenses	160,742	163,145	483,068	499,878
	Income before income tax expense	81,732	90,974	245,362	253,761
	Income tax expense	22,720	27,076	72,627	76,889
	Net income	$59,012	$63,898	$172,735	$176,872
Less:	Net income allocated to participating shareholders	477	519	1,401	1,433
	Preferred stock dividends	1,469	1,469	4,407	4,407
	Net income attributable to common shareholders	$57,066	$61,910	$166,927	$171,032
	Net income used in diluted EPS calculation	$57,066	$61,910	$166,927	$171,032
	Weighted average number of common shares outstanding - basic	165,762	165,389	165,638	165,263
	Weighted average number of common shares outstanding - diluted	166,058	165,804	165,939	165,916
	Basic earnings per common share	$0.34	$0.37	$1.01	$1.03
	Diluted earnings per common share	0.34	0.37	1.01	1.03
	Cash dividends per common share	0.17	0.16	0.49	0.48

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2015			September 30, 2015
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Net Income	$81,732	$22,720	$59,012	$245,362	$72,627	$172,735
Other comprehensive income/(loss)
Unrealized gains and losses on securities available for sale:
Changes in unrealized securities' holding gains/(losses)	25,691	8,991	16,700	31,166	10,908	20,258
Changes in unrealized securities' holding gains/(losses) that result from securities being transferred from available-for-sale into held-to-maturity	(1,266)	(442)	(824)	(2,345)	(821)	(1,524)
Net losses/(gains) realized on sale of securities reclassified to noninterest income	(41)	(14)	(27)	(962)	(336)	(626)
Net change in unrealized gains/(losses) on securities available for sale	24,384	8,535	15,849	27,859	9,751	18,108
Pension plans and other postretirement benefits:
Amortization of actuarial gain	1,138	399	739	3,414	1,195	2,219
Amortization of prior service cost reclassified to other noninterest expense	410	144	266	1,230	431	799
Net change from defined benefit pension plans	1,548	543	1,005	4,644	1,626	3,018
Total other comprehensive gains/(losses)	25,932	9,078	16,854	32,503	11,377	21,126
Comprehensive income	$107,664	$31,798	$75,866	$277,865	$84,004	$193,861

	Three Months Ended			Nine Months Ended
	September 30, 2014			September 30, 2014
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Net Income	$90,974	$27,076	$63,898	$253,761	$76,889	$176,872
Other comprehensive income/(loss)
Unrealized gains and losses on securities available for sale:
Changes in unrealized securities' holding gains/(losses)	(16,207)	(5,672)	(10,535)	24,293	8,503	15,790
Changes in unrealized securities' holding gains/(losses) that result from securities being transferred from available-for-sale into held-to-maturity	(563)	(197)	(366)	(1,551)	(543)	(1,008)
Net losses/(gains) realized on sale of securities reclassified to noninterest income	(14)	(5)	(9)	(150)	(53)	(97)
Net change in unrealized gains/(losses) on securities available for sale	(16,784)	(5,874)	(10,910)	22,592	7,907	14,685
Pension plans and other postretirement benefits:
Amortization of actuarial gain	768	269	499	2,398	839	1,559
Amortization of prior service cost reclassified to other noninterest expense	516	181	335	1,614	565	1,049
Net change from defined benefit pension plans	1,284	450	834	4,012	1,404	2,608
Total other comprehensive gains/(losses)	(15,500)	(5,424)	(10,076)	26,604	9,311	17,293
Comprehensive income	$75,474	$21,652	$53,822	$280,365	$86,200	$194,165

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME---LINKED QUARTERS

	Quarterly Results
(In thousands, except per share amounts)	2015	2015	2015	2014	2014
(Unaudited)	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Interest Income:
Loans and loans held for sale	$162,204	$161,872	$161,539	$168,650	$170,648
Investment securities	37,855	37,502	37,976	37,451	37,549
Total interest income	200,059	199,374	199,515	206,101	208,197
Interest expense:
Deposits:
Interest-bearing	750	783	767	727	755
Savings and money market accounts	5,639	5,588	5,547	5,496	5,570
Certificates and other time deposits	2,757	2,510	2,177	2,525	2,846
Federal funds purchased and securities sold under agreements to repurchase	254	329	243	294	268
Wholesale borrowings	1,171	1,129	1,160	1,292	1,397
Long-term debt	4,165	3,917	3,998	3,256	3,783
Total interest expense	14,736	14,256	13,892	13,590	14,619
Net interest income	185,323	185,118	185,623	192,511	193,578
Provision for loan losses	14,275	8,966	8,248	13,297	9,192
Net interest income after provision for loan losses	171,048	176,152	177,375	179,214	184,386
Noninterest income:
Trust department income	10,948	10,820	10,149	9,831	10,300
Service charges on deposits	17,295	16,704	15,668	17,597	18,684
Credit card fees	13,939	14,124	12,649	13,305	13,754
ATM and other service fees	6,518	6,345	6,099	6,181	6,182
Bank owned life insurance income	4,622	3,697	3,592	7,337	4,218
Investment services and insurance	4,032	3,871	3,704	4,171	3,606
Investment securities gains/(losses), net	41	567	354	16	14
Loan sales and servicing income	2,414	3,276	1,600	3,112	4,740
Other operating income	11,617	7,178	12,032	10,410	8,235
Total noninterest income	71,426	66,582	65,847	71,960	69,733
Noninterest expenses:
Salaries, wages, pension and employee benefits	85,772	86,020	90,526	89,899	90,593
Net occupancy expense	13,540	13,727	15,954	14,188	13,887
Equipment expense	12,235	12,592	11,025	12,133	12,188
Stationery, supplies and postage	3,304	3,370	3,528	3,767	3,723
Bankcard, loan processing and other costs	12,335	12,461	11,139	11,830	11,151
Professional services	5,154	5,358	4,010	6,440	5,270
Amortization of intangibles	2,598	2,598	2,598	2,933	2,933
FDIC insurance expense	5,234	5,077	5,167	5,989	2,988
Other operating expense	20,570	20,471	16,705	17,862	20,412
Total noninterest expenses	160,742	161,674	160,652	165,041	163,145
Income before income tax expense	81,732	81,060	82,570	86,133	90,974
Income tax expense	22,720	24,476	25,431	25,054	27,076
Net income	59,012	56,584	57,139	61,079	63,898
Less: Net income allocated to participating shareholders	477	467	407	496	519
Preferred stock dividends	1,469	1,469	1,469	1,469	1,469
Net income attributable to common shareholders	$57,066	$54,648	$55,263	$59,114	$61,910
Net income used in diluted EPS calculation	$57,066	$54,648	$55,263	$59,114	$61,910
Weighted-average number of common shares outstanding - basic	165,762	165,736	165,411	165,395	165,389
Weighted-average number of common shares outstanding- diluted	166,058	166,277	166,003	165,974	165,804
Basic earnings per common share	$0.34	$0.33	$0.33	$0.36	$0.37
Diluted earnings per common share	$0.34	$0.33	$0.33	$0.36	$0.37
Cash dividends per common share	$0.17	$0.16	$0.16	$0.16	$0.16

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL

(Unaudited)
(In thousands)
	2015	2015	2015	2014	2014
Noninterest income detail	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Trust department income	$10,948	$10,820	$10,149	$9,831	$10,300
Service charges on deposits	17,295	16,704	15,668	17,597	18,684
Credit card fees	13,939	14,124	12,649	13,305	13,754
ATM and other service fees	6,518	6,345	6,099	6,181	6,182
Bank owned life insurance income	4,622	3,697	3,592	7,337	4,218
Investment services and insurance	4,032	3,871	3,704	4,171	3,606
Investment securities gains/(losses), net	41	567	354	16	14
Loan sales and servicing income	2,414	3,276	1,600	3,112	4,740
Other operating income	11,617	7,178	12,032	10,410	8,235
Total Noninterest Income	$71,426	$66,582	$65,847	$71,960	$69,733
	2015	2015	2015	2014	2014
Noninterest expense detail	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Salaries and wages	$68,775	$67,485	$71,914	$71,638	$71,769
Pension and employee benefits	16,997	18,535	18,612	18,261	18,824
Net occupancy expense	13,540	13,727	15,954	14,188	13,887
Equipment expense	12,235	12,592	11,025	12,133	12,188
Taxes, other than federal income taxes	2,003	2,032	2,014	1,661	1,286
Stationery, supplies and postage	3,304	3,370	3,528	3,767	3,723
Bankcard, loan processing and other costs	12,335	12,461	11,139	11,830	11,151
Advertising	4,278	3,103	2,747	3,586	3,942
Professional services	5,154	5,358	4,010	6,440	5,270
Telephone	2,480	2,599	2,574	2,779	2,831
Amortization of intangibles	2,598	2,598	2,598	2,933	2,933
FDIC insurance expense	5,234	5,077	5,167	5,989	2,988
Other operating expense	11,809	12,737	9,370	9,836	12,353
Total Noninterest Expense	$160,742	$161,674	$160,652	$165,041	$163,145

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ASSET QUALITY INFORMATION (excluding acquired loans, FDIC acquired loans, and covered OREO) (1)

(Unaudited)	(Unaudited)					(Audited)
(Dollars in thousands)	Quarterly Periods					Annual Period
	September 30,	June 30,	March 31,	December 31,	September 30,	December 31,
Allowance for Credit Losses	2015	2015	2015	2014	2014	2014
Allowance for originated loan losses, beginning of period	$101,682	$97,545	$95,696	$90,883	$91,950	$96,484
Provision for originated loan losses	10,402	10,809	6,036	8,662	4,862	23,171
Charge-offs	13,398	11,298	8,567	9,205	11,410	44,923
Recoveries	5,369	4,626	4,380	5,356	5,481	20,964
Net charge-offs	8,029	6,672	4,187	3,849	5,929	23,959
Allowance for originated loan losses, end of period	$104,055	$101,682	$97,545	$95,696	$90,883	$95,696
Reserve for unfunded lending commitments,
beginning of period	$3,905	$4,330	$5,848	$6,966	$7,107	$7,907
Provision for (relief of) credit losses	(331)	(425)	(1,518)	(1,118)	(141)	(2,059)
Reserve for unfunded lending commitments,
end of period	$3,574	$3,905	$4,330	$5,848	$6,966	$5,848
Allowance for Credit Losses	$107,629	$105,587	$101,875	$101,544	$97,849	$101,544
Ratios
Provision for loan losses to average loans	0.31%	0.33%	0.19%	0.28%	0.16%	0.20%
Net charge-offs to average loans	0.24%	0.20%	0.13%	0.12%	0.20%	0.21%
Allowance for loan losses to period-end loans	0.76%	0.76%	0.76%	0.77%	0.75%	0.77%
Allowance for credit losses to period-end loans	0.79%	0.79%	0.79%	0.81%	0.81%	0.81%
Allowance for loan losses to nonperforming loans	221.22%	184.40%	211.66%	276.44%	231.13%	276.44%
Allowance for credit losses to nonperforming loans	228.82%	191.48%	221.06%	293.34%	248.85%	293.34%
Asset Quality
Impaired originated loans:
Commercial loans	$30,821	$37,889	$28,478	$17,147	$22,347	$17,147
Consumer loans	16,215	17,253	17,607	17,470	16,974	17,470
Total nonperforming loans	47,036	55,142	46,085	34,617	39,321	34,617
Other real estate owned ("OREO"), noncovered (2)	60,022	62,169	22,521	20,421	23,798	20,421
Total nonperforming assets ("NPAs") (2)	$107,058	$117,311	$68,606	$55,038	$63,119	$55,038
NPAs to period-end loans + noncovered OREO (2)	0.78%	0.87%	0.53%	0.44%	0.52%	0.44%
Accruing originated loans past due 90 days or more	$9,888	$8,009	$7,914	$12,156	$8,538	$12,156

(1) Due to the impact of business combination accounting and the protection afforded by FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired loans and FDIC acquired loans, and covered OREO are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends. George Washington and Midwest non-single family loss share agreements with the FDIC expired at March 31, 2015 and June 30, 2015. As of September 30, 2015, $85.9 million of FDIC acquired loans remained covered by single family loss share agreements, providing considerable protection against credit risk.
(2) As of September 30, 2015 and June 30, 2015, $40.0 million and $42.0 million, respectively, of OREO was no longer covered by FDIC loss share agreements, and therefore, was included in NPAs. OREO that remains covered by FDIC loss share agreements has considerable protection against credit risk and is not reported as NPAs.

FirstMerit Corporation Reports Third Quarter 2015 EPS Results

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ALLOWANCE FOR ORIGINATED LOAN LOSSES - Net Charge-off Detail (excluding acquired and FDIC acquired loans) (1)

(Unaudited)	Three Months Ended		Nine Months Ended		Year Ended
(Dollars in thousands)	September 30,		September 30,		December 31,
	2015	2014	2015	2014	2014
Allowance for originated loan losses - beginning of period	$101,682	$91,950	$95,696	$96,484	$96,484
Loans charged off:
Commercial	4,476	4,046	8,738	12,256	12,701
Mortgage	409	91	1,206	1,484	2,031
Installment	4,456	4,323	13,682	12,983	17,932
Home equity	940	1,361	2,822	3,403	4,831
Credit cards	1,173	778	3,834	3,544	4,604
Leases	1,268	—	1,268	—	—
Overdrafts	676	811	1,713	2,048	2,824
Total	13,398	11,410	33,263	35,718	44,923
Recoveries:
Commercial	759	1,287	1,532	2,720	4,332
Mortgage	80	114	204	219	318
Installment	2,774	2,729	8,358	8,195	10,513
Home equity	564	708	2,016	2,227	2,940
Credit cards	331	403	1,055	1,260	1,716
Manufactured housing	7	54	26	78	87
Leases	730	2	737	374	379
Overdrafts	124	184	447	535	679
Total	5,369	5,481	14,375	15,608	20,964
Net charge-offs	8,029	5,929	18,888	20,110	23,959
Provision for originated loan losses	10,402	4,862	27,247	14,509	23,171
Allowance for originated loan losses-end of period	$104,055	$90,883	$104,055	$90,883	$95,696

Average originated loans	$13,528,268	$11,814,314	$13,106,749	$11,123,269	$11,421,426
Ratio (annualized) to average originated loans:
Originated net charge-offs	0.24%	0.20%	0.19%	0.24%	0.21%
Provision for originated loan losses	0.31%	0.16%	0.28%	0.17%	0.20%
Originated Loans, period-end	$13,648,325	$12,071,759	$13,648,325	$12,071,759	$12,493,812

Allowance for credit losses:	$107,629	$97,849	$107,629	$97,849	$101,544
To (annualized) net charge-offs	3.38	4.16	4.26	3.64	4.24
Allowance for originated loan losses:
To period-end originated loans	0.76%	0.75%	0.76%	0.75%	0.77%
To (annualized) net originated charge-offs	3.27	3.86	4.12	3.38	3.99

(1) Due to the impact of business combination accounting and protection of FDIC loss sharing agreements, which provide considerable protection against credit risk, acquired and FDIC acquired loans are excluded from this table to provide for improved comparability to prior periods and better perspective into asset quality trends. George Washington and Midwest non-single family loss share agreements with the FDIC expired at March 31, 2015 and June 30, 2015. As of September 30, 2015, $85.9 million of FDIC acquired loans remained covered by single family loss share agreements, providing considerable protection against credit risk.